Exhibit 10.11

Lease Agreement between Anthony G. Schob and Atlantic Bancshares, Inc. dated January 1, 2006.

Exhibit 10.11

STATE OF SOUTH CAROLINA	)	COMMERCIAL SPACE LEASE
)
COUNTY OF BEAUFORT	)	UNIT #108

        THIS COMMERCIAL SPACE LEASE made as of this 1st day of January, 2006, by and between ANTHONY G. SCHOB (“Landlord”) and ATLANTIC BANCSHARES (“Tenant”).

W I T N E S S E T H:

        WHEREAS, Landlord is the owner of certain space located in 1 Corpus Christie Place, Suite 108, Hilton Head Island, South Carolina 29928 and Atlantic Bancshares Inc./Atlantic Community Bank in Organization; and

        WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord said space.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter specified, the parties agree as follows:

ARTICLE I

GRANT AND TERM

        1.01     Landlord hereby leases to Tenant and Tenant hereby takes and rents from Landlord Unit #108 consisting of 1837 square feet, a portion of entire unit (“Leased Premises”).

        1.02    The commencement date of this Lease is January 1, 2006.

        1.03    The termination date of this Lease is January 1, 2007.

        1.04     Prior to the commencement date, Tenant shall be permitted to perform previously approved Tenant improvements to the property, such as the installation of fixtures, etc. No rent, common maintenance, regime fees nor taxes shall become due or payable prior to the commencement date.

        1.05     Tenant has the option to renew this Lease for a further term of one year, upon all the same terms and conditions hereof, at a minimum rental to be negotiated and agreed to between the parties hereto. Tenant shall deliver in writing to Landlord at the above address a notice to renew no later than ninety (90) days prior to the termination of the initial lease term and failure to so exercise said option shall result in the expiration thereof. Provided, however, that Tenant shall, after the expiration of said option to renew, have a right of first refusal to renew the lease for a rental and term equal to that offered by Landlord to potential tenants prior to the expiration of the initial lease term. Landlord shall provide Tenant with written notice of the rental rate and lease terms of any offer extended during the last ninety (90) days of the Tenant’s initial lease term, which notice shall be delivered to Tenant at the Leased Premises within two (2) days of Landlord’s extending such offer to any potential tenant. Tenant shall have these three (3) days upon receipt of Landlord’s written notices to exercise, in writing, Tenant’s right of first refusal.

ARTICLE II
RENT

        2.01     Tenant shall pay Landlord rent for the term of the Lease. The rent is Three Thousand One Hundred and no/100 Dollars ($3,100.00) Gross Lease, payable as follows:

a.	Tenant agrees to pay Landlord a minimum rental of $37,200.00 per year, payable in monthly installments of $3,100.00 commencing the first day of January, 2006.

b.	The minimum rental rates referred to above shall be increased on a yearly basis by the amount equal to the Consumer Price Index (CPI) increase for the previous full calendar year of the Lease term; provided, however, that in no event shall the annual rental payable hereunder be increased to a total amount in excess of $3,410.00. For the purposes of this Lease, the CPI shall be the most current Index for Atlanta, Georgia, prepared by the Bureau of Labor Statistics for the United States Department of Labor.

        2.02     It is the intention of Landlord and Tenant that the rent herein specified shall be net to Landlord in each year during the term of this Lease and Tenant shall be responsible, during the lease term and any renewals thereof, for the payment of the following charges attributable to the Leased Premises: monthly regime fees, real estate taxes and assessments, annual insurance, interior housekeeping and maintenance, electric water/sewer utilities and personal property insurance and Landlord shall be indemnified by Tenant against such costs, expenses and obligations.

        2.03     The said rent shall be paid to Landlord at the address indicated hereinabove, without notice or demand, without abatement, deduction, counterclaim or setoff. The net rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this Lease.

        2.04     In the event of default by Tenant under this Lease, Landlord shall have the right, in its sole discretion, to pay or perform any of the requirements and duties of Tenant hereunder, in which event Tenant shall immediately reimburse Landlord for any such sums actually expended by Landlord.

        2.05     Tenant, concurrently with the execution of this Lease, had deposited with Landlord the sum of $____________, Dollars (“Security Deposit”) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of the Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may, at its sole discretion, use, apply or retain the Security Deposit against all or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform each provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the lease term and upon Tenant’s vacation of the Premises.

ARTICLE III
USE AND OCCUPATION

        3.01     During the term of this Lease, or any renewal thereof, the Leased Premises shall be used and occupied for Mortgage Loan Production Office/Private Banking Center. Tenant shall not use the Leased Premises for any other purpose of in violation of any law, municipal ordinance or regulation of the Master Deed of the Executive Center Horizontal Property Regime and applicable Bylaws and rules and regulations for Executive Center’s Owner’s Association (“Association”).

        3.02     Landlord has not conveyed to the Tenant any right in or to the outer side of the outside walls of the building of which the leased property forms a part or to any windows, doors or interior walls. Tenant shall not display or erect any lettering, sign, advertisement, awning or other projection in or on the Leased Premises or in or on the building of which it forms a part without the prior written consent of Landlord and only as set forth and allowed under the applicable requirements of the Association.

        3.03     Tenant agrees to use the name of Executive Center to refer to the Leased Premises in all advertising or business relating to Tenant’s operations in the Leased Premises.

ARTICLE IV
MAINTENANCE

        4.01     It is mutually agreed between the parties that Tenant is to keep the interior of the Leased Premises in good repair including, but not limited to, such items as housekeeping, window cleaning, necessary repainting; provided, however, that other than for repairs necessitated and attributable to the negligence of Tenant, Landlord shall be responsible for all repairs of a structural nature to the building, including the Leased Premises, its walls, floors and roof and all repairs of a major nature to the plumbing, electrical, heating and cooling systems. Tenant hereby agrees to maintain the interior of the Leased Premises in a reasonable manner and return the same to Landlord at the expiration of this Lease in a like condition, normal wear and tear excepted.

ARTICLE V
ALTERATIONS

        5.01     Except as provided for in Section 1.04 of this Lease, Tenant shall not have the right to make alterations or improvements to the Leased Premises, including the remodeling of the building, without obtaining prior written approval of Landlord.

        5.02     All alterations, decorations, additions and improvements made by Tenant shall be deemed Tenant’s property and Tenant shall be entitled to remove such items upon the expiration of this Lease or any renewal thereof, provided such removal does not materially damage the building.

        5.03     All alterations, decoration, additions and improvements made by Tenant, whose removal would damage the Leased Premises shall become the property of Landlord.

        5.04     All window covering of any type shall be subject to the reasonable approval of Landlord, it being the intent that the backing of said coverings be consistent throughout the entire building.

ARTICLE VI
INDEMINITY AND INSURANCE

        6.01     Tenant shall indemnify Landlord and save it harmless from and against any and all claims, common actions, damages, liability and expenses except as caused in whole or in part by accident or negligence of Landlord in connection with loss of life, personal injury and/or damage to the property arising from or out of any occurrence in or at the Leased Premises or from the occupancy or use by Tenant of the Leases Premises or any part thereof or occasioned wholly or in party by any act or omission of Tenant or agents of Tenant. Tenant shall also pay all costs, expenses and reasonable attorney fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

        6.02     From the commencement date of this Lease, Tenant shall keep its personal property in the Leased Premises insurance at its sole costs and expense, against claims, fire and other risks in a broad form coverage and for personal injury under a policy of general public liability insurance with a limit of at lease One Million and no/100 Dollars ($1,000,000.00). Such policy shall name Landlord and Tenant as the insureds. Within thirty (30) days after a request by Landlord, Tenant shall deliver to Landlord proof that such insurance has been purchased and is in full force and effect. Both Landlord and any mortgagees holding a security interest in the real property shall have the reasonable right to specify insurance company or carriers which shall carry the policies. Landlord and all mortgagees shall be additional named insureds on all policies.

ARTICLE VII
UTILITIES AND TAXES

        7.01     During the term of the Lease and any renewals thereof, Tenant shall be solely responsible for and shall promptly pay, all charges on the Leased Premises for electricity and all other utilities and shall indemnify Landlord against any liability or damage on such account. Landlord shall not be liable or responsible for any interruption of any utility or other service, including, but not limited to, the heating and air conditioning system or interruption in connection with the making of repairs on the building or on the Leased Premises.

        7.02     The parties agree that during the term of this Lease and any renewals thereof, all taxes and other assessments directly attributable to the Leased Premises shall be the responsibility of Tenant.

ARTICLE VIII
ASSIGNING AND SUBLETTING

        8.01     Tenant shall not assign nor sublet this Lease in whole or in part without Landlord’s prior written consent. In the event of any such assignment of this Lease without Landlord’s prior written consent, Tenant shall remain liable for any and all liability arising or occurring under this Lease after the date of such assignment.

ARTICLE IX
DESTRUCTION OF THE LEASED PREMISES

        9.01     Should the Leased Premises be so damaged by fire or other cause that rebuilding or repairs cannot be completed within one hundred eighty (180) days from the date of the fire or other cause of damage, then either Landlord or Tenant may terminate this Lease, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees to make such repairs with reasonable promptness and dispatch and allow Tenant an abatement in the rent for such time as the building is untenantable or proportionately for such portion of the Leased Premises as shall be untenantable and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected.

ARTICLE X
EMINENT DOMAIN

        10.01  If the whole of the Leased Premises shall be taken by any public authority under the power of Eminent Domain or sold under threat of such proceedings to condemn, then this Lease shall cease from the time when possession is taken by such public authority and the rent shall be paid up to that date. Landlord shall make a proportionate refund of such rent as may have been paid in advance. If any part of the Leased Premises shall be so taken as to render the remainder thereof completely unusable for the purposes for which the Leased Premises were leased, then Landlord and Tenant shall each have the right to terminate this Lease upon thirty (30) days notice to be given within ninety (90) days after the date of such taking.

        10.02   All compensation awarded or paid upon such a total or partial taking of the Leased Premises as shall be attributable to the Leased Premises owned by Landlord shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of the building or depreciation to, damage to or costs of removal of or the value of stock, trade fixtures, furniture and belonging to Tenant.

ARTICLE XI
DEFAULT OF TENANT

        11.01   In the event of any failure of Tenant to pay and all rental due hereunder within ten (10) days after the same shall become due or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than twenty (20) days after the written notice delivered to Tenant of Tenant’s default, then in any one of said event, Landlord, besides other rights or remedies that Landlord may have, shall have the right to declare this Lease terminated and shall have the immediate right of reentry and may remove all persons and property form the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the costs and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damages which may be occasioned thereby.

        11.02   Upon a declaration of a default, as set forth above, Landlord shall have the right to accelerate the rental payments due hereunder so that all unpaid rents shall become immediately due and payable.

        11.03   Tenant hereby pledges and assigns to Landlord a security interest in all furniture, fixtures, inventory and other personal property to secure the performance of Tenant’s obligations hereunder.

        11.04   The rights set forth above are collective in nature and are not mutually exclusive of any other remedy contained herein or at law.

        11.05   Tenant shall pay all reasonable attorney’s fees and court costs incurred by Landlord in enforcing and provisions of this Lease or in any litigation in which Landlord shall, without its fault, become involved on account of this Lease and in which Landlord shall be successful. In the event of default of any term, condition or covenant of this Lease by Landlord, Tenant shall be entitled to seek any remedies available at law or in equity, including, but not necessarily limited to, specific performance, damages, and Tenant, at its sole election, may upon such default by Landlord, cancel the within Lease, Landlord shall pay all reasonable attorney’s fees and court costs incurred by Tenant in enforcing any provisions of this Lease or in any litigation in which Tenant shall, without its fault, become involved on account of this Lease and in which Tenant shall be successful.

ARTICLE XII
ACCESS BY LANDLORD

        12.01   Landlord, or Landlord’s agent, shall have the right to enter the Leased Premises at all reasonable times to examine the same and show them to prospective purchasers so long as such entry by Landlord shall not unreasonably interfere with Tenant’s business. In addition, Landlord or Landlord’s agent, shall have the right to enter the Leased Premises upon Tenant’s failure to comply with its covenants to repair, after giving Tenant fifteen (15) days notice thereof to make such repairs, alteration, improvements or other additions to the Leased Premises that may be required thereof without the same constituting the eviction of Tenant in whole or in part.

ARTICLE XIII
QUIET ENJOYMENT

        13.01   Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term stated without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by through or under Landlord, subject nevertheless, to the terms and conditions of this Lease.

ARTICLE XIV

SURRENDER UPON TERMINATION

        14.01   Upon vacating the Premises, Tenant shall leave all portions thereof, the maintenance of which it is responsible for, pursuant to this Lease, in good order and repair, ordinary wear and tear and reasonable use and damage by the elements excepted, and shall remove all of his property therefrom so that Landlord can repossess the Leased Premises not later than noon on the day upon which the Lease or any extensions thereof ends, whether upon notice or by holdover or otherwise. Landlord shall have the same rights to enforce this covenant by an ejectment and for damages or otherwise as for the breach of any other conditions or covenant of this Lease. Tenant may at any time prior to or upon the termination of this Lease or any renewal or extension thereof, remove from the Leased Premises all materials, equipment and property or every other sort or nature installed by Tenant thereon, provided that such property is removed without substantial or material injury to the Leased Premises. Any such property not removed shall become the property of Landlord. There shall be no renewal of this Lease by operation of law.

ARTICLE XV
SUBORDINATION AND ATTORNMENT

        15.01   This Lease shall be subject and subordinate at all times to any existing or further mortgage secured by the premises. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will nevertheless, execute and deliver such further instruments requested by mortgagee or Landlord. Landlord and Tenant agree that Landlord may cause this Lease, or a copy thereof, to be recorded in the Office of the Register of Mesne Conveyances for Beaufort County, South Carolina.

ARTICLE XVI
MISCELLANEOUS PROVISIONS

        16.01   This Lease shall be governed by, construed and enforced in accordance with the laws of the State of South Carolina.

        16.02   The covenants, terms, conditions, provisions and understandings in this Lease or in any renewal thereof, shall extend to and be binding upon the successors and assigns, heirs and executors, of the respective parties hereto, as if they were in every case named and expressed; and wherever reference is made to either of the parties hereto, it shall be held to include and apply to all the successors and assigns of such parties, as if each and every case so expressed.

        16.03   The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made, including a “short form lease” for recording purposes to evidence the understandings of the parties.

        16.04   This Lease contains the entire agreement and understanding between the parties. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease or the simultaneous writings heretofore referred to. All prior understandings, terms or conditions are deemed to be merged in this Lease. No subsequent alteration, amendment or condition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

        16.05   If any provision of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

        16.06    Time is of the essence of this Lease.

        16.07 If this Lease is executed before the premises are ready for occupancy and Landlord cannot deliver possession by the commencement date, Tenant waives any claim for damages due to delay and Landlord waives the payment of rent until possession is given.

        16.08 Landlord shall not be liable for injury or damage to person or property occurring within the Leased Premises, unless caused by or resulting from the negligence of Landlord or any of Landlord’s agents, servants or employees in the operation or maintenance of the Leased Premises or the building containing the Leased Premises.

        16.09 Landlord shall have the right without notice to Tenant to sell or assign its interest in this Lease.

        16.10 Any notice hereunder shall be deemed to have been given by depositing in the first-class mail, return receipt requested, to the address of the party shown above.

        IN WITNESS WHEREOF, the parties have executed this Commercial Lease of Real Estate the date and year first above written.

Signed, sealed and delivered
in the presence of:	LANDLORD:

/s/ X	By: /s/ Anthony G. Schob
Name Printed: Anthony G. Schob
______________________	Its: Sole Owner

TENANT:

/s/ X	By: /s/ Robert P. Trask
Name Printed: Robert P. Trask
______________________	Its: Pres./CEO